UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               FORM 8-K

                            CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 11, 2003

           CareDecision Corporation. (OTCBB: CDED)
     (Exact name of Registrant as specified in charter)


            Nevada                 000-33187           91-2105842
(State or other jurisdiction      (Commission       (I.R.S. Employer
      of incorporation)           File Number)       Identification)

2660 Townsgate Road, Suite 300, Westlake Village, CA       91361
     (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code:  (805) 446-1973


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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSED.

     On June 23, 2003, the Company announced that because it has made sufficient progress since the last quarterly report, it will issue an eight percent (8%) dividend payable in common stock.

     The shares, which shall be restricted securities, will be distributed on or before October 15, 2003, to shareholders of record as of July 21, 2003. In the computation of the eight percent (8%) restricted common stock dividend, any fractional remainder will be rounded up to the nearest whole share. The Company requests that each shareholder turn in their certificate(s) in exchange for a new certificate(s) on or prior to September 30, 2003 to receive the dividend, although this is not mandatory to receive the dividend.

     The Company's Transfer Agent, Pacific Stock Transfer,
500 East Warm Springs Road, Suite 240, Las Vegas, NV 89119, will print the eight percent (8%) restricted share dividend certificates. The Company will pay all printing fees.

     Shareholders will be notified of the dividend and the requested certificate exchange by mail on or before July 15, 2003.

     FURTHER, on July 1, 2003, the Company changed its address. The Company's new address is 2660 Townsgate Road,
Suite 300, Westlake Village, CA 91361. The Company's new phone number is (805) 446-1973 and new fax number is (805)
446-1983.

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:     July 11, 2003



CareDecision Corporation



/s/ Robert Cox
--------------
Robert Cox, President


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